                                                                    EXHIBIT 99.6

                        HALLMARK FINANCIAL SERVICES, INC.

                          NOMINEE HOLDER CERTIFICATION

            The  undersigned,  a bank,  broker,  trustee,  depositary  or  other nominee of rights (the  "Rights") to purchase  shares of common  stock  ("Common
Stock") of Hallmark Financial  Services,  Inc. (the "Company"),  pursuant to the offering described in the Company's  prospectus dated  _____________,  2003 (the
"Prospectus"),  hereby certifies to the Company and to  ___________________,  as
Subscription Agent for such offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights  specified below pursuant to the Basic  Subscription  Privilege
(as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the
Over-Subscription  Privilege (as defined in the Prospectus),  listing separately below each such exercised  Basic  Subscription  Privilege and the  corresponding
Over-Subscription Privilege (without identifying any such beneficial owner), and
(2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                                                                 Number of Shares
       Number of Shares Owned            Rights Exercised Pursuant           Subscribed for Pursuant to
         on the Record Date           to Basic Subscription Privilege        Over-Subscription Privilege

1.    _______________________         _______________________                _______________________
2.    _______________________         _______________________                _______________________
3.    _______________________         _______________________                _______________________
4.    _______________________         _______________________                _______________________
5.    _______________________         _______________________                _______________________
6.    _______________________         _______________________                _______________________
7.    _______________________         _______________________                _______________________
8.    _______________________         _______________________                _______________________
9.    _______________________         _______________________                _______________________

Provide the following information if applicable:

______________________________________
Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:__________________________________
Name:
Title:

_____________________________________________
DTC Basic Subscription Confirmation Number(s)

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